Exhibit 10.2b

GREEN BANCORP, INC.
2010 STOCK OPTION PLAN

1.                                      PURPOSE

The Green Bancorp, Inc. 2010 Stock Option Plan (the “Plan”) has been established to advance the interests of Green Bancorp, Inc. (the “Company”) and its Affiliates by providing for the grant of Stock Options to Participants.

2.                                      DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Affiliate”:  Any Person that, with respect to a specified Person, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

“Award Agreement”:  A written agreement between the Company and the Participant evidencing a Stock Option, which may, but need not, be executed or acknowledged by a Participant.

“Bank”:  Green Bank, N.A.

“Board”:  The Board of Directors of the Company.

“Cause”:  The term “Cause” shall mean (A) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty with respect to the Company or any of its Subsidiaries or Affiliates or fraud, (B) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant with respect to the Company, or any of its Subsidiaries or Affiliates, (C) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, and/or (D) any breach by the Participant of any Restrictive Covenants.

“Change of Control”:  The term “Change of Control” shall mean (A) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Investors and/or their respective Affiliates or (B) the date upon which any “person” or “group”, other than the Investors and/or their respective Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Voting Stock of the Company (or any successor thereto), including by way of merger, consolidation or otherwise.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”:  The Board or, if one or more has been appointed, a committee of the Board. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

“Common Stock”:  Common shares of the Company par value $0.01 per share.

“Company”:  The term “Company” shall have the meaning set forth in Section 1 hereof.

“Disability”:  A finding by the Board that the Participant has been unable to perform his or her job functions by reason of a physical or mental impairment for a period of 90 consecutive days or any 90 days within a period of 180 consecutive days.

“Employee”:  Any individual who is employed by the Company or any of its Subsidiaries or Affiliates.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Unless the Committee provides otherwise, a Participant who receives a Stock Option in his or her capacity as an Employee shall be deemed to cease Employment when the employee-employer relationship with the Company, any of its Subsidiaries or its Affiliates ceases.  If a Participant’s relationship is with a Subsidiary or an Affiliate of the Company and that entity ceases to be a Subsidiary or an Affiliate of the Company, the Participant shall be deemed to cease Employment when the entity ceases to be a Subsidiary or an Affiliate of the Company unless the Participant transfers Employment to the Company or its remaining Subsidiaries or Affiliates.

“Exercise Price”:  means the price per share of Common Stock at which a Participant holding an award of Stock Options may purchase shares of Common Stock issuable with respect to such award of Stock Options, which price shall be no less than the Fair Market Value of a share of Common Stock on the date of grant.

“Exchange Act”:  The Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Fair Market Value”:  means, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for such date, or if no sale was reported for such date, the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“Investment Agreements”:  “Investment Agreements” as defined in the Shareholders Agreement.

“Investors”:  The term “Investors” has the meaning assigned to such term in the Investment Agreements.

“Participant”:  An individual who is granted a Stock Option.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan”:  The term “Plan” has the meaning set forth in Section 1 hereof.

“Restrictive Covenants”:  Any non-competition, non-solicitation, confidentiality or other restrictive covenants, in each case, to the extent applicable to the Participant under any written agreement between the Participant and the Company or any of its Subsidiaries.

“Securities Act”:  The Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

“Shareholders Agreement”:  The Shareholders Agreement to be entered into by and among the Company, the Bank, the members of management of the Company, the Investors and such other shareholders of the Company as may be party thereto from time to time, which agreement shall contain the terms and conditions of as set forth on Exhibit B of the Investment Agreements.

“Stock Option”:  An option entitling the recipient to acquire shares of Common Stock upon payment of the applicable Exercise Price.

“Subsidiary”:  Any subsidiary of the Company.

“Voting Stock”:  All classes of capital stock or shares then outstanding and normally entitled to vote in elections of directors.

3.                                      ADMINISTRATION

The Committee has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; to determine eligibility for and grant Stock Options; to determine, modify and/or waive the terms and conditions of any Stock Option; to prescribe forms, rules and procedures; and to otherwise do all things necessary to carry out the purposes of the Plan.  Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Committee made under the Plan shall be conclusive and shall bind all parties.

4.                                      LIMITS ON STOCK OPTIONS UNDER THE PLAN

(a)                                 Number of Shares.  A maximum of 2,239,906(1) shares of Common Stock are reserved for issuance under Stock Options granted under the Plan.  The issuance of shares of Common Stock under the Plan only occurs upon the payment of cash upon the exercise of a Stock Option and the related issuance of shares of Common Stock, the withholding of shares of Common Stock in satisfaction of the Exercise Price of Stock Options or the withholding of shares of Common Stock in satisfaction of tax withholding requirements shall reduce the total number of shares of Common Stock available under the Plan, as applicable.  Shares of Common Stock issued under stock options of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Common Stock available for Stock Options under the Plan.

(b)                                 Type of Shares.  Shares of Common Stock delivered under the Plan may be authorized but unissued shares of Common Stock or previously issued shares of Common Stock acquired by the Company or any of its Affiliates and may include fractional shares of Common Stock.

5.                                      ELIGIBILITY AND PARTICIPATION

The Board, or the Committee if expressly so permitted by the Board, shall select Participants from among those key Employees of the Company or its Affiliates who, in the opinion of the Board or the Committee, as applicable, are in a position to make a significant contribution to the success of the Company and its Affiliates.

6.                                      RULES APPLICABLE TO STOCK OPTIONS

(a)                                 General.

(i)                                     Stock Option Provisions.  The Committee shall determine the terms of all Stock Options, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Stock Option.  By entering into an Award Agreement, the Participant agrees to the terms of the Stock Option and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement.  Notwithstanding any provision of the Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Committee.

(ii)                                  Non-Qualified Stock Options.  All Stock Options granted pursuant to the Plan are intended to be non-qualified stock options, and are not intended to be treated as “Incentive Stock Options” that comply with Section 422 of the Code.

(1)     To equal 15.0% of the fully diluted common stock outstanding of the Company reduced by any currently outstanding options and SARs.

(iii)                               Transferability.  Except as the Committee otherwise expressly provides, no Stock Option may be transferred other than by will or by the laws of descent and distribution, and may be exercised only by the Participant during a Participant’s lifetime.

(iv)                              Vesting.  The Committee may determine the time or times at which a Stock Option shall vest or become exercisable and the terms on which a Stock Option requiring exercise shall remain exercisable; provided, however, that each Stock Option shall expire on the tenth (10th) anniversary of the date of grant of such Stock Option, unless it is earlier exercised or forfeited as provided herein.  Notwithstanding anything set forth herein to the contrary, the Committee may at any time accelerate the vesting or exercisability of a Stock Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(v)                                 Termination of Employment.  Unless the Committee expressly provides otherwise in an Award Agreement, immediately upon the cessation of a Participant’s Employment, all Stock Options (whether vested or unvested) shall cease to be exercisable and shall terminate, except that:

(1)                                 subject to subsections (2) and (3) below, all Stock Options held by the Participant or the Participant’s “permitted transferees” (as determined by reference to the Shareholders Agreement, and, in each case, the applicable Award Agreement), if any, immediately prior to the termination of the Participant’s Employment for any reason other than Cause, death or Disability, to the extent then exercisable, shall remain exercisable for the shorter of (i) the ninety (90) day period following such termination and (ii) the period ending on the last date on which such Stock Option could have been exercised without regard to this Section 6(a)(v)(1), and shall thereupon terminate;

(2)                                 all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the termination of the Participant’s employment as a result of the Participant’s death or Disability, to the extent then exercisable, shall remain exercisable for the shorter of (i) the twelve (12) month period following such termination and (ii) the period ending on the latest date on which such Stock Options could have been exercised without regard to this Section 6(a)(v)(2), and shall thereupon terminate; and

(3)                                 all Stock Options (whether vested or unvested, exercisable or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment shall immediately terminate upon such cessation, if such cessation of Employment was for Cause.

(vi)                              Taxes.  The Committee shall make such provision for the withholding of taxes as it deems necessary.  The Committee may, but need not, withhold shares of Common

Stock from the exercise of a Stock Option or permit a Participant to tender previously owned shares of Common Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

(vii)                           Rights Limited.  Nothing in the Plan shall be construed as giving any person the right to continued Employment with the Company or its Subsidiaries or its Affiliates, continued participation in the Plan, or any rights as a stockholder except as to shares of Common Stock actually issued under the Plan.

(viii)                        Shareholders Agreement.  All shares of Common Stock issued upon the exercise of Stock Options issued under the Plan shall be subject to the Shareholders Agreement; provided, however, that this Section 6(a)(viii) shall not apply to Participants that are party to the Voting Agreement and Irrevocable Proxy dated December 31, 2006 as of the effective date of the Plan.

(b)                                 Exercise of a Stock Option.

(i)                                     Time And Manner Of Exercise.  Unless the Committee expressly provides otherwise, a Stock Option permitting exercise by the holder shall not be deemed to have been exercised until the Committee receives a notice of exercise (in a form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Stock Option.  If the Stock Option is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Stock Option has the right to do so.

(ii)                                  Payment Of Exercise Price. Where the exercise of a Stock Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment; provided, that all such payments shall be (a) by cash or check acceptable to the Committee, (b) by means of withholding of shares of Common Stock to be issued in connection with the exercise of a Stock Option with an aggregate Fair Market Value equal to (A) the aggregate Exercise Price and (B) the minimum statutory withholding taxes with respect to such exercise or (c) by any other method approved by the Committee.

7.                                      EFFECT OF CERTAIN TRANSACTIONS

(a)                                 Change Of Control.  Except as otherwise provided in an Award Agreement, in the event of a Change of Control in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or is not feasible, provide for the continuation or assumption of some or all of the outstanding Stock Options or for the grant of new Stock Options in substitution therefor, by the acquiror or survivor or an Affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as preserve the intrinsic value of the Stock Option in the Committee’s good faith determination.  In the event of a Change of Control (whether or not there is an acquiring or surviving entity) in which there is no assumption or substitution as to some or all of the outstanding Stock Options, the Committee shall preserve the intrinsic value of the Stock Options, provide for treating as satisfied any time-based vesting condition on any such Stock Option, or for the accelerated delivery of shares of Common Stock issuable under each such Stock Option, or cancel any Stock Option and, in connection therewith, pay an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) which shall equal the excess, if any, of the Fair Market Value of the shares of Common Stock subject to such Stock Options over the aggregate Exercise Price of such Stock Options, in each case, on a basis that gives the holder of the Stock Option, a reasonable opportunity, as determined by the Committee, following exercise or cancellation of the Stock Option, or the issuance of the shares of Common Stock, as the case may be, to participate as a stockholder in the Change of Control.  Except as otherwise provided in an Award Agreement, each Stock Option (unless assumed pursuant to the first sentence of this Section 7(a)), shall terminate upon consummation of the Change of Control, subject to compliance with this Section 7(a).

(b)                                 Changes In, Distributions With Respect To And Redemptions Of Common Stock.

(i)                                     Basic Adjustment Provisions.  In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or its Affiliate or other transaction or event (other than those described in Section 7(a)), the Committee shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares of Common Stock that may be delivered under the Plan under Section 4(a) and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to Stock Options then outstanding or subsequently granted, any Exercise Prices relating to Stock Options and any other provision of Stock Options affected by such change.

(ii)                                  Certain Other Adjustments.  The Committee shall also make adjustments of the type described in Section 7(b)(i) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(i), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Stock Options made hereunder.

(iii)                               Continuing Application of Plan Terms.  References in the Plan to shares of Common Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.                                      LEGAL CONDITIONS ON DELIVERY OF COMMON STOCK

The Company shall, prior to delivering shares of Common Stock pursuant to the Plan or removing any restriction from shares of Common Stock previously delivered under the Plan, ensure that (a) all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, and (b) if the outstanding Common Stock is, at the time of delivery, listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance.  The Company and its Affiliates shall be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan upon satisfaction or waiver of the conditions set forth in the preceding sentence and all other conditions of the Award Agreement.  If the sale of Common Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Stock Option, such representations or agreements as counsel for the Company may in good faith recommend to avoid violation of the Securities Act.  The Company may require that certificates evidencing Common Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Common Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.                                      AMENDMENT AND TERMINATION

The Committee, in it sole and absolute discretion, may at any time or times amend or alter the Plan or any outstanding Stock Option and may at any time terminate or discontinue the Plan as to any future grants of Stock Options; provided, that the Committee may not, without the Participant’s consent, amend or terminate the terms of a Stock Option or the Plan so as to affect adversely the Participants’ or a Participant’s rights under a Stock Option or the Plan.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code), as determined by the Committee.

10.                               ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

11.                               SECTION 409A

It is intended that the terms of this Plan be exempt from, or comply with, Section 409A of the Code.  If it is determined that the terms of this Plan have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the Board and the Committee shall take all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing the economic rights of the Participants.

12.                               GOVERNING LAW/JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.  Any suit, action or proceeding with respect to the Plan or a Stock Option, or any judgment entered by any court in New York.  By accepting a Stock Option under the Plan, each Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and hereby irrevocably waives (i) any objections which the Participant may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to the Plan brought in any court of competent jurisdiction in the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

GREEN BANCORP, INC.

Date:	June 30, 2010	By:	/s/ Manuel J. Mehos

Authorized by Unanimous Written Consent of the Board of Directors of Green Bancorp, Inc. dated and effective June 30, 2010.

AMENDMENT NO. 1 TO THE

GREEN BANCORP, INC.

2010 STOCK OPTION PLAN

WHEREAS, Green Bancorp, Inc. (the “Company”) maintains the Green Bancorp, Inc. 2010 Stock Option Plan (the “Plan”); and

WHEREAS, it is intended hereby to amend the Plan to allow members of the Board of Directors of the Company or its Affiliates to participate in the Plan; and

WHEREAS, the Company, pursuant to Section 9 of the Plan, has the right to amend the Plan, from time to time, subject to certain limitations.

NOW, THEREFORE, the Plan is amended as follows:

1.                                      Section 5 of the Plan is stricken in its entirety and replaced with the following language:

5.                                      ELIGIBILITY AND PARTICIPATION

The Board, or the Committee if expressly so permitted by the Board, shall select Participants from among members of the Board (provided that a Board member shall abstain from the approval of a Stock Option to himself or herself) or members of the Board of Directors of any of the Affiliates of the Company and those key Employees of the Company or its Affiliates who, in the opinion of the Board or the Committee, as applicable, are in a position to make a significant contribution to the success of the Company and its Affiliates.

2.                                      Section 6(a)(v) shall be amended by adding the following sentence to the end of such Section:

Notwithstanding the foregoing, for a Participant who is a member of the Board, such Participant’s Award Agreement shall contain the provisions set forth in (1), (2) and (3) above as the Committee determines to be appropriate in its sole discretion.

This Amendment shall become effective immediately.

GREEN BANCORP, INC.

Date:	August 10, 2010	By:	/s/ Manuel J. Mehos

Authorized by Resolution of the Board of Directors of Green Bancorp, Inc. dated and effective August 10, 2010.

GREEN BANCORP, INC.
2010 STOCK OPTION PLAN

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”), is made effective as of                       , 2010 (the “Date of Grant”), by and between Green Bancorp, Inc. (the “Company”), and                        (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Green Bancorp, Inc. 2010 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Stock Option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Option.  The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of:  (a)            shares of Common Stock (each a “Share” and collectively, the “Shares”), subject to time-based vesting in accordance with Section 2(a) below (the “Time-Based Option”); (b)            Shares, subject to performance-based vesting in accordance with Section 2(b) below (the “Performance Option”); and (c)            Shares, subject to performance-based vesting in accordance with Section 2(c) below (the “Super Performance Option”).  The Time-Based Option, the Performance Option and the Super Performance Option are collectively referred to herein as the “Option.”  The Exercise Price of the Shares subject to the Option shall be [Enter FMV on Date of Grant].  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.  Any Shares acquired pursuant to exercise of the Option shall be referred to herein as “Option Shares”

2.                                      Vesting.  Subject to the Participant’s continued membership on the Board of Directors of the Company or any of its Affiliates (“Membership”) on each of the applicable vesting dates or events, as applicable, the Option shall vest in accordance with the terms set forth below.  At any time, the portion of the Option which has become vested as described below is hereinafter referred to as the “Vested Portion.”

(a)                                 Time-Based Option.

(i)                                     Except as otherwise provided in Section 2(a)(ii) hereof, the Time-Based Option shall vest with respect to one-quarter (1/4) of the Shares initially covered by the Time-Based Option on each of the first, second, third and fourth anniversaries of the Date of Grant.

(ii)                                  Notwithstanding any other provisions of the Plan or this Agreement to the contrary, and unless otherwise determined by the Committee, if, following the consummation of a Change of Control, the Participant’s Membership ceases for any reason other than the Participant’s voluntary withdrawal from Membership.  The Time-Based Option shall become fully vested and exercisable immediately upon the date such Membership ceases.

(b)                                 Performance Option.  The Performance Option shall vest upon the occurrence of any Liquidity Event (as defined below) as follows:

(i)                                     one-third (1/3rd) of the Performance Option shall vest when Investor Return (as defined below) exceeds 1.75x as of the date of such Liquidity Event; an additional one-third (1/3rd) of the Performance Option shall vest when Investor Return exceeds 2.00x as of the date of such Liquidity Event; and the remaining one-third (1/3rd) of the Performance Option shall vest when Investor Return exceeds 2.50x as of the date of such Liquidity Event; and

(ii)                                  to the extent that the Liquidity Event occurs after the fifth anniversary of the Date of Grant, either (A) the Company’s return on average equity from and after the Date of Grant until the date of such Liquidity Event exceeds 11.0% compounded annually, or (B) the Investors’ internal rate of return with respect to their investment in the Shares as of the date of such Liquidity Event exceeds 15% (calculated using the mathematical formula underlying the “XIRR function” of Microsoft Excel 2007 giving effect to the specific date of the initial investment, each distribution and the value of a Share on the date of any Liquidity Event for which such measurement is applicable).  For the avoidance of doubt, the calculation described in Section 2(b)(ii)(B) shall be made on a basis consistent with Sections (x), (y) and (z) of the definition of Investor Return and will include any distributions made on a per Share basis to the Investors’ prior to such Liquidity Event.

(iii)                               For purposes of this Section 2(b), “Liquidity Event” means (A) a Qualifying IPO (as such term is defined in the Shareholders Agreement), (B) a sale of all of the shares of Voting Stock of the Company (whether pursuant to a merger, consolidation or other business combination transaction or any tender offer or exchange offer) or a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (any such event, a “Sale of the Company”), or (C) any period in which the Company’s Shares are publicly traded on a national securities exchange or automated quotation system and have a minimum public float of at least $75 million for any consecutive 90-day trading period.  “Investor Return” means the sum of distributions made on a per Share basis to the Investors plus either (x) in the event of a Liquidity Event that is a Qualifying IPO, the price per Share sold in such Qualifying IPO, (y) in the event of a Liquidity Event that is a Sale of the Company, the Fair Market Value of the consideration received in connection with the Sale of the Company for a Share issued pursuant to the Investment Agreements (such Fair Market Value of such per Share consideration being determined on a fully-diluted basis), or (z) if the Shares are publicly traded on a national securities exchange or automated quotation system and have a minimum public float of at least $75 million, the volume-weighted average trading price per Share for any consecutive 90-day trading period in which the foregoing $75 million public float test is consistently satisfied, divided by the Final Closing Price (as such term is defined in the Investment Agreements) (it being understood and agreed that if the outstanding Shares shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or

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securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Final Closing Price for purposes of this definition).

(c)                                  Super Performance Option.  The Super Performance Option shall vest in full upon the occurrence of a Liquidity Event if Investor Return exceeds 3.25x as of the date of such Liquidity Event.

3.                                      Exercise of Option.

(a)                                 Period of Exercise.  Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i)                                     the tenth (10th) anniversary of the Date of Grant;

(ii)                                  twelve (12) months following the date the Participant’s Membership ceases due to the Participant’s death or Disability; and

(iii)                               ninety (90) days following the date the Participant’s Membership ceases for any reason other than due to the Participant’s death or Disability.

(b)                                 Method of Exercise.

(i)                                     Each election to exercise the Vested Portion shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Participant or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Shareholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan or in this Agreement.

(ii)                                  The Exercise Price may be paid by (A) the delivery of cash or check acceptable to the Committee, (B) the withholding of shares of Common Stock, with an aggregate Fair Market Value equal to the sum of the aggregate exercise price and the minimum statutory withholding taxes with respect to such exercise or (C) any other method approved by the Committee.

(iii)                               Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Vested Portion may not be exercised prior to the completion of any registration or qualification (unless by reason of an applicable exemption therefrom) of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.  The Committee shall use its commercially reasonable efforts to cause any registration or qualification (or an applicable exemption therefrom) of the Option or the Shares to be completed.

(iv)                              Upon the Company’s determination that the Vested Portion of the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the

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Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any reasonable delays in issuing the certificates to such Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves which it promptly undertakes to correct.

(v)                                 In the event of the Participant’s death, the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a).  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(vi)                              [For the avoidance of doubt, in no event may a Participant or any other holder of an Option who has not executed the Shareholders Agreement exercise any part of the Vested Portion and the exercise of any part of the Vested Portion is expressly conditioned upon the Participant becoming a party to and executing the Shareholders Agreement.](1)

4.                                      Cessation of Membership.

(a)                                 General.  Except as provided in Section 2(a)(ii), if the Participant’s Membership ceases for any reason, the Option shall, to the extent not then vested, terminate upon such cessation of Membership and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a) and shall thereafter terminate.

(b)                                 Company Call Right.

(i)                                     Cessation of Membership.  If the Participant’s Membership ceases (the date of such Membership cessation hereinafter referred to as the “Cessation Date”), the Company shall have the right, upon written notice delivered in accordance with Section 4(b)(ii) below (the “Call Notice”) to purchase from the Participant any Option Shares (the “Call Option”), and the Participant shall be required to sell to the Company the Option Shares then held by such Participant at a price per Option Share equal to the lesser of (A) the Fair Market Value of such Option Shares as of the Cessation Date and (B) the Fair Market Value of such Option Shares as of the exercise date of such Call Option.

(ii)                                  Exercise of Call Option.  If the Company desires to exercise its Call Option pursuant to this Section 4, the Company shall send one executed Call Notice to the Participant setting forth the Company’s desire to exercise the Call Option with respect to any Option Shares as may be permitted to be purchased in accordance with the applicable provisions of this Section 4, which notice must be delivered during the one hundred eighty (180)-day commencing on the later of the (A) Cessation Date and (B) exercise of the Option.  The closing of the purchase of the Option Shares for which the Call Option has been exercised in accordance with the foregoing, shall take place at the principal office of the Company on a date specified by

(1)                                 This provision will not be included in Agreements granting Options to a Participant that is party to the Voting Agreement and Irrevocable Proxy dated December 31, 2006 (the “Shareholders Agreement”) as of the effective date of the Plan.

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the Company no later than the ninetieth (90th) day after the Call Notice was delivered in accordance with this Agreement.

(iii)                               Payment for Option Shares.  Upon the exercise of any Call Option, in accordance with the terms and conditions of this Section 4(b), the Company shall pay the purchase price for any Option Shares required to be purchased hereunder by the Company’s delivery of a check or wire transfer of immediately available funds for the entire purchase price against delivery of the certificates or other instruments, if any, representing the Option Shares so purchased, duly endorsed.  The purchase price, at the election of the Company, may be satisfied through delivery of an unsecured note of the Company with a maturity date of two years.  The note shall bear interest at the 30-day London Interbank Offered Rate for U.S. dollars as published in the Wall Street Journal (National Edition) on the date of the determination of Fair Market Value.

(iv)                              Prohibition of Purchases.  Notwithstanding anything to the contrary contained herein, if the Company is not permitted to exercise the Call Option or purchase Option Shares pursuant to the deliverance of a Call Notice under this Section 4(b) hereof because the purchase of such Option Shares or the payment to the Company or one of its Subsidiaries of a cash dividend or distribution by a Subsidiary of the Company that is necessary to fund such purchase (together with any other purchases of Option Shares pursuant to similar provisions in agreements with other employees of the Company and its Subsidiaries of which the Company has at such time been given notice and together with cash dividends and distributions necessary to fund such other purchases) would be illegal, restricted or prohibited under the rules, regulations or written orders of the primary regulator of the business of the Company and its Subsidiaries) or any law, statute, rule, regulation, order, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution), the Company shall notify the Participant and shall use commercially reasonable efforts, to resolve any such restrictions in order to facilitate the making of such payments as promptly as is reasonably practicable (it being understood that, to the extent the provisions of this Section 4(b)(iv) are applicable, such payment may be made by the Company later than the time period set forth in Section 4(b)(iii) hereof and it being further understood that the Company and its Subsidiaries shall not be required to raise capital, sell assets or otherwise take any action not otherwise in the best interest of the Company and its Subsidiaries).

5.                                      Share Restrictions, etc.  [Except as expressly provided herein, the Participant’s rights hereunder and with respect to Shares received upon exercise of the Vested Portion are subject to the restrictions and other provisions contained in the Shareholders Agreement.](2)

(2)                                 Alternative provision for a Participant that is party to the Voting Agreement as of the effective date of the Plan: Except as expressly provided herein, the Participant shall not Transfer (as defined in the Shareholders Agreement) such Participant’s rights hereunder and with respect to the Shares received upon exercise of the Vested Portion unless such transferee shall accept and agree in writing to be bound by all of the terms and provisions of the Shareholders Agreement in a form reasonably acceptable to the Company; provided, however, that such restriction on Transfers shall not apply to a Transfer pursuant to an effective registration statement under applicable securities laws or pursuant to Rule 144 of the Securities Act of 1933, as amended.

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6.                                      Legend on Certificates.  The certificates representing the Shares purchased by exercise of the Vested Portion shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7.                                      Transferability.  The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Participant’s lifetime, the Vested Portion is exercisable only by the Participant or a permitted transferee (pursuant to the Shareholders Agreement).

8.                                      Withholding.  Subject to Section 3(b)(ii), the Participant may be required to pay to the Company or any of its Affiliates and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any fees or compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option or the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

9.                                      Securities Laws.  The issuance of any Option Shares hereunder shall be subject to the Participant making or entering into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws and government regulations.

10.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.                               Governing Law/Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.  Any suit, action or proceeding with respect to this Agreement, or any

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judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York, and the Company and the Participant hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Participant and the Company hereby irrevocably waive (i) any objections which they may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

12.                               [Option Subject to Plan and Shareholders Agreement.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Shareholders Agreement.  The Option is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.  Any Option Shares issued upon exercise of the Option shall be subject to the Shareholders Agreement, as may be amended from time to time.](3)

13.                               Survival.  The Participant agrees and acknowledges that the provisions set forth in Section 4(b) shall survive the Participant’s Membership cessation and exercise of the Option.

14.                               Section 409A.  It is intended that the terms of this Agreement be exempt from or comply with Section 409A of the Code.  If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the Board and the Committee shall take all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing the Participant’s economic rights hereunder.

15.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURES FOLLOW]

(3)                                 Alternative provision for a Participant that is party to the Voting Agreement as of the effective date of the Plan: Option Subject to Plan and Shareholders Agreement.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan, as may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

GREEN BANCORP.INC.

By:
Name:
Title:

Agreed and acknowledged:

Participant

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